UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 4, 2017

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane Miami Lakes, FL 33016
(Address of principal executive offices and zip code)
(305) 569-2000
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

During the course of an ongoing audit of the consolidated U.S. federal income tax return for the year 2013 of BankUnited, Inc. (the "Company") and its subsidiaries, the IRS examined the Company's prior treatment of certain loans acquired from BankUnited F.S.B.  In connection with that examination, and in light of guidance issued after the relevant returns had been filed (including Treasury Regulations finalized in October, 2017 clarifying and modifying the treatment of such acquired loans), the Company asserted that U.S. federal income taxes paid in respect of certain income previously reported by the Company for the 2012, 2013 and 2014 tax years should be refunded to the Company.  The Company and the IRS have engaged in extensive discussions and the Company has responded to substantial document and information requests relating to this matter.  While the IRS initially disagreed with the Company, the IRS exam team recently sent the Company a copy of a draft internal legal memorandum agreeing with the Company's position and in subsequent conversations has communicated to the Company that it should expect to receive a refund of approximately $295 million plus interest following the completion of the audit.  As a result of these communications, the Company believes that it is more likely than not to receive the refund and accordingly expects to record an income tax benefit in the fourth quarter of 2017 for approximately $295 million plus estimated interest, less associated professional fees and expenses.  However, the Company cannot provide assurances as to when or if it will ultimately receive the refund because the IRS has not yet finalized its entire internal process, or provided the Company with a notice of proposed adjustment or revenue agent report and the refund claims are subject to review by the Joint Committee on Taxation.
As a result of the above discussed federal adjustment, the Company may be able to pursue refund claims in several state and local taxing jurisdictions.  The Company is in the process of evaluating these claims.  The Company is also evaluating whether it may have any claims relating to tax years prior to 2012 that are no longer subject to examination or amendment of the applicable tax returns in which this type of income was reported.  This type of income was not reported by the Company in any tax years following 2014.  The Company cannot provide assurances as to when or to what extent it may have any claims relating to state and local taxing jurisdictions or in respect of prior tax years.  The tax refund in respect of the 2012, 2013 and 2014 tax years is not expected to result in any restatement to the previously reported financial statements of the Company for any period.
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based on the historical performance of the Company and its subsidiaries or on the Company's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) risks that the refund is not received by the Company or is delayed, a failure by the Joint Committee on taxation to approve the refund, further determinations by or communications with the IRS that may supplement or change the notifications provided by the IRS to the Company to date, formal or informal changes in policy of the IRS with respect to the tax positions described herein, the ability of the Company to pursue and obtain recoveries in respect of tax years prior to 2012 and the ability of the Company to pursue and obtain refunds in respect of previously paid state or local taxes. If one or more of these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, the Company's actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and in the Company's subsequent filings with the SEC, which are all available at the SEC's website (www.sec.gov).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED, INC.

Date: December 4, 2017	By:	/s/ Leslie N. Lunak
	Name:	Leslie N. Lunak
	Title:	Chief Financial Officer